Exhibit 99.1

FOR IMMEDIATE RELEASE  -

                             VillageEDOCS to Present at ValueRich Small-cap Financial Expo in Miami, March 2006

TUSTIN, California - March 8, 2006 - VillageEDOCS (OTCBB: VEDO), a leading provider of comprehensive B2B information delivery services and products, announced that it is in attendance at the east coast's premier small-cap financial expo.  The ValueRich Small-cap Financial Expo showcases approximately 50 small-cap public companies to an audience of 1,500 investment bankers, fund managers, institutional investors, brokers, research analysts, and high net worth investors at the Hotel InterContinental Miami from March 8-9, 2006.

VillageEDOCS will be exhibiting and presenting financial information at the ValueRich Small-cap Financial Expo in an effort to increase the company's visibility in the financial markets.  The company's accretive acquisition strategy has provided dramatic growth over the past 18 months.  As they continue on this path, they are looking for financial partners to assist with their future acquisition plans.  VillageEDOCS also envisions moving up to a larger trading exchange where the company's growth can be better analyzed and appreciated.

CEO Mason Conner will be present to brief investment bankers and prospective financial partners on the company's plans and discuss investment opportunities.  Don't forget to ask him about the company's "third stable state." It's a fascinating and enlightening discussion.

Also this week, Jay Hill, the Company's Executive Vice President of Corporate Development, is scheduled to be interviewed by Steve Crowley, the Editor and Host of the daily "American Scene" Radio programs that air nationally and bring in 2,000,000 listeners per day on broadcast radio through the Business Talk Radio Network affiliate in addition to a worldwide Internet audience.   The programs air Monday through Friday from 9 a.m. to 12 noon Eastern and 6 a.m. to 9 a.m. Pacific.  Mr. Crowley was the Money Editor of ABC's Good Morning America during the years 1986 through 1991.

About VillageEDOCS

VillageEDOCS, through our MessageVision subsidiary, is a leading provider of comprehensive business-to-business business information delivery services and products for organizations with mission-critical needs, including major corporations, government agencies and non-profit organizations.  Through our Tailored Business Systems subsidiary, we provide accounting and billing solutions for county and local governments.  Through our Resolutions subsidiary, we provide products for document management, archiving, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, electronic forms, and document archiving.  For further information, visit our website at www.villageedocs.com.

Contact Information:	Michael Richard
Phone:	714.734.1030
Fax:	714.734.1040
email:	info@villageEDOCS.com
Corporate Web site:	www.villageedocs.com
Service Website:	www.villagefax.net.

Cautionary Statement Regarding Forward-Looking Information

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements made in this press release, including those relating to the potential to increase the company's visibility in the financial markets, prospects for future acquisitions, moving up to a larger trading exchange, and the potential for better analysis of and appreciation for the company's growth, are forward-looking statements. These statements, and other forward looking statements in this press release, represent the Company's plans, intentions, expectations and belief and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected or expressed herein.  These include uncertainties in the market, competition, legal, regulatory initiatives, success of marketing efforts, availability, terms and deployment of capital, personnel risks, and other risks detailed in the Company's SEC reports, of which many are beyond the control of the Company.  Trading in the Company's common stock is limited, and marketability of the stock is restricted by penny stock regulations and the fact that our common stock is traded on the OTCBB.  The Company does not presently qualify, and may never qualify, to be listed or quoted on any exchange or other market. The Company assumes no obligation to update or alter the information in this press release.  Investors are cautioned not to put undue reliance on any forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Exchange Act.